UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code): (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 21, 2010, EIHI completed its sale of its wholly-owned group benefits subsidiary Eastern Life and Health Insurance Company (“ELH”) to Security Life Insurance Company of America (“Security”) in a statutory merger of ELH into Security, with Security continuing as the surviving corporation. The press release by EIHI announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

The sale of ELH was completed pursuant to the terms of the Agreement and Plan of Merger filed on the Form 8-K, dated May 4, 2010 (File No. 001-328999). The total transaction consideration to EIHI was approximately $34.1 million, consisting of a pre-closing cash distribution of $31.8 million from ELH to EIHI, cash in the amount of $534,140 from Security and a $1.75 million promissory note from Security’s parent. The note bears interest at 4.0 percent per annum, payable quarterly, and the principal is due in full 36 months after the closing of the transaction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release dated June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated: June 21, 2010

	By:	/s/ Kevin M. Shook
Kevin M. Shook
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 21, 2010.

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